Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
7/22/11	Investors: Kathy Martin, 630-623-7833
Media: Heidi Barker, 630-623-3791

McDONALD’S SECOND QUARTER EARNINGS PER SHARE RISE 19% ON STRONG GLOBAL RESULTS

OAK BROOK, IL — McDonald’s Corporation today announced strong results for the second quarter ended June 30, 2011, driven by growth across all areas of the world.

“McDonald’s ongoing momentum reflects our commitment to the customer. By providing relevant food and beverage choices in convenient, modern restaurants, we’re giving customers more reasons to visit us more often,” said McDonald’s Chief Executive Officer Jim Skinner. “McDonald’s global results for the quarter demonstrate the resilience of our Plan to Win and our ability to execute successfully. Comparable sales and guest count increases across all segments, highlighted by June’s strong results, drove double-digit operating income and earnings per share growth.”

The Company reported the following highlights for the quarter:

•	Global comparable sales increased 5.6%, with the U.S. up 4.5%, Europe up 5.9% and Asia/Pacific, Middle East and Africa up 5.2%

•	Consolidated operating income increased 19% (11% in constant currencies)

•	Diluted earnings per share of $1.35, up 19% (11% in constant currencies)

•	Returned $1.4 billion to shareholders through share repurchases and dividends

In addition, the Company announced the following:

•

On July 21, McDonald’s Board of Directors declared a quarterly cash dividend of $0.61 per share of common stock, payable on September 16, 2011, to shareholders of record at the close of business on September 1, 2011

In the U.S., McDonald’s high-quality, affordable food and beverages continued to drive increased sales and guest counts. For the second quarter, U.S. operating income rose 6%, with sales fueled by the McCafé line-up, featuring the new Frozen Strawberry Lemonade, classic core offerings, including Chicken McNuggets and the Big Mac, and breakfast, supported by the new Fruit & Maple Oatmeal.

McDonald’s Europe delivered strong comparable sales increases for the second quarter. Operating income increased 24% (10% in constant currencies) led by robust performance in France, the U.K. and Russia. The ongoing restaurant modernization efforts, as well as the segment’s focus on premium menu offerings and unique food events, contributed to Europe’s second quarter performance.

Asia/Pacific, Middle East and Africa (APMEA) delivered strong comparable sales growth, led by China and most other markets. Operating income growth of 34% (19% in constant currencies) reflected the success of the segment’s continued commitment to branded affordability, convenience initiatives, such as drive-thru, delivery and extended hours, and innovative marketing tie-ins.

Jim Skinner concluded, “McDonald’s continued success reflects the fundamental strength of our business model and unprecedented alignment around our customer-focused strategies. I am pleased with our second quarter performance and confident that the united efforts of our owner-operators, suppliers and employees will drive profitable growth for our shareholders over the long term, despite the continuing challenges of our economic environment. As we begin the third quarter, our momentum continues with July global comparable sales expected to be between 4 and 5%.”

KEY HIGHLIGHTS – CONSOLIDATED

Dollars in millions, except per share data

	Quarters Ended June 30,				Six Months Ended June 30,
	2011	2010	% Inc	% Inc Excluding Currency Translation	2011	2010	% Inc	% Inc Excluding Currency Translation
Revenues	$6,905.4	$5,945.5	16	8	$13,017.0	$11,555.6	13	8
Operating income	2,189.1	1,845.3	19	11	4,015.0	3,519.4	14	9
Net income	1,410.2	1,225.8	15	7	2,619.2	2,315.6	13	8
Earnings per share-diluted*	1.35	1.13	19	11	2.49	2.13	17	11

*	Foreign currency translation had a positive impact of $0.10 on 2011 diluted earnings per share for the quarter and a positive impact of $0.12 per share for the six months. In addition, diluted earnings per share growth for the six months was positively impacted by two percentage points (one percentage point in constant currencies), or $0.03 per share, as a result of the Company’s share of Japan’s strategic restaurant closing costs recorded in 2010.

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE

Comparable sales represent sales at all restaurants and comparable guest counts represent the number of transactions at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction and natural disasters. Comparable sales exclude the impact of currency translation. Comparable sales are driven by changes in guest counts and average check, which is affected by changes in pricing and product mix. Management reviews the increase or decrease in comparable sales and comparable guest counts compared with the same period in the prior year to assess business trends. The number of weekdays and weekend days, referred to as the calendar shift/trading day adjustment, can impact comparable sales and guest counts. In addition, the timing of holidays can impact comparable sales and guest counts.

Information in constant currency is calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation and bases incentive compensation plans on these results because they believe this better represents the Company’s underlying business trends.

RELATED COMMUNICATIONS

McDonald’s Corporation will broadcast its investor conference call live over the Internet at 9:00 a.m. Central Time on July 22, 2011. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast and podcast available for a limited time.

See Exhibit 99.2 in the Company’s Form 8-K filing for supplemental information related to the Company’s results for the quarter and six months ended June 30, 2011.

The Company plans to release July 2011 sales information on August 8, 2011.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K.

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data			Inc / (Dec)

Quarters Ended June 30,	2011	2010	$	%
Revenues
Sales by Company-operated restaurants	$4,697.4	$4,013.4	684.0	17
Revenues from franchised restaurants	2,208.0	1,932.1	275.9	14

TOTAL REVENUES	6,905.4	5,945.5	959.9	16

Operating costs and expenses
Company-operated restaurant expenses	3,806.8	3,214.8	592.0	18
Franchised restaurants-occupancy expenses	373.0	334.3	38.7	12
Selling, general & administrative expenses	588.0	564.9	23.1	4
Impairment and other charges (credits), net	2.4	6.8	(4.4)	(65)
Other operating (income) expense, net	(53.9)	(20.6)	(33.3)	n/m
Total operating costs and expenses	4,716.3	4,100.2	616.1	15

OPERATING INCOME	2,189.1	1,845.3	343.8	19

Interest expense	121.8	108.1	13.7	13
Nonoperating (income) expense, net	0.9	1.9	(1.0)	(51)

Income before provision for income taxes	2,066.4	1,735.3	331.1	19
Provision for income taxes	656.2	509.5	146.7	29

NET INCOME	$1,410.2	$1,225.8	184.4	15

EARNINGS PER SHARE-DILUTED	$1.35	$1.13	0.22	19

Weighted average shares outstanding-diluted	1,047.7	1,085.9	(38.2)	(4)

n/m Not meaningful

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data			Inc / (Dec)

Six Months Ended June 30,	2011	2010	$	%
Revenues
Sales by Company-operated restaurants	$8,850.1	$7,816.5	1,033.6	13
Revenues from franchised restaurants	4,166.9	3,739.1	427.8	11

TOTAL REVENUES	13,017.0	11,555.6	1,461.4	13

Operating costs and expenses
Company-operated restaurant expenses	7,223.5	6,325.7	897.8	14
Franchised restaurants-occupancy expenses	727.3	673.6	53.7	8
Selling, general & administrative expenses	1,151.6	1,111.2	40.4	4
Impairment and other charges (credits), net	2.4	37.6	(35.2)	(94)
Other operating (income) expense, net	(102.8)	(111.9)	9.1	8
Total operating costs and expenses	9,002.0	8,036.2	965.8	12

OPERATING INCOME	4,015.0	3,519.4	495.6	14

Interest expense	241.9	219.1	22.8	10
Nonoperating (income) expense, net	7.8	8.1	(0.3)	(3)

Income before provision for income taxes	3,765.3	3,292.2	473.1	14
Provision for income taxes	1,146.1	976.6	169.5	17

NET INCOME	$2,619.2	$2,315.6	303.6	13

EARNINGS PER SHARE-DILUTED	$2.49	$2.13	0.36	17

Weighted average shares outstanding-diluted	1,051.4	1,088.1	(36.7)	(3)

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